UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2019

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive Plano, Texas	75024	(972) 673-2000
(Address of principal executive offices)	(Zip code)	(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	DNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 3 – Securities and Trading Markets

Item 3.02 – Unregistered Sales of Equity Securities

The information in Item 8.01 below is incorporated by reference into this Item 3.02.

The New Convertible Senior Notes (as defined below) will be convertible into the common stock of Denbury Resources Inc. (the “Company”), par value $0.001 per share (the “Common Stock”) at any time, at the option of each holder, at a rate of 370 shares of Common Stock per $1,000 principal amount of New Convertible Senior Notes, resulting in an effective issue price of $2.70 per share. In addition, the New Convertible Senior Notes will automatically convert at that same rate (subject to dividend, distribution or other customary adjustments) if the volume-weighted average price of the Common Stock is at or above $2.43 per share for ten out of fifteen consecutive trading days. The maximum number of shares of Common Stock subject to the New Convertible Senior Notes would be approximately 92 million.

Section 8 – Other Events

Item 8.01 – Other Events

On June 3, 2019, the Company issued a press release announcing that it has entered into private exchange agreements with institutional investors (the “Private Exchange Agreements”) and has separately commenced private exchange offers (the “Exchange Offers”) to qualified institutional buyers or non-U.S. persons who hold its 6⅜% Senior Subordinated Notes due 2021 (the “2021 Notes”) and its 5½% Senior Subordinated Notes due 2022 (the “2022 Notes”), along with a separate exchange offer to holders of its 7½% Senior Secured Second Lien Notes due 2024 (the “Old Second Lien Notes”). The consideration being offered by the Company in the Exchange Offers to holders of the 2021 Notes, 2022 Notes and Old Second Lien Notes consists of varying amounts of one or more of new 7¾% Senior Secured Second Lien Notes due 2024 (the “New Second Lien Notes”), new 6⅜% Convertible Senior Notes due 2024 (the “New Convertible Senior Notes”) or cash, all as described in the Company’s press release attached hereto as Exhibit 99.1. The Exchange Offers are being made upon the terms and subject to the conditions set forth in a confidential offering memorandum and related letter of transmittal, each dated June 3, 2019.

Pursuant to the Private Exchange Agreements, institutional investors have agreed, subject to certain conditions, to exchange approximately $44.8 million aggregate principal amount of the 2021 Notes, $93.1 million aggregate principal amount of the 2022 Notes, and $96.3 million aggregate principal amount of the Company’s 4⅝% Senior Subordinated Notes due 2023 for approximately $48.5 million of cash, $36.6 million aggregate principal amount of New Second Lien Notes, and $149.1 million aggregate principal amount of New Convertible Senior Notes. Additionally, pursuant to the Private Exchange Agreements, the same institutional investors have agreed to exchange $168.0 million aggregate principal amount of Old Second Lien Notes for $168.0 million aggregate principal amount of New Second Lien Notes.

The New Second Lien Notes and New Convertible Senior Notes are being offered in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Closing of the exchanges covered by the Private Exchange Agreements is conditioned upon, among other things, the consummation of the Exchange Offers, and is expected to occur simultaneously with the initial settlement date for the Exchange Offers, as detailed in the press release. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
99.1*	Denbury Press Release, dated June 3, 2019.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: June 3, 2019	By:	/s/ Mark C. Allen
Mark C. Allen
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Denbury Press Release, dated June 3, 2019.

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